LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes, and appoints each of D. Bryan Jordan, Alton E. Yother and R. Alan Deer and any successors to their positions as chief financial officer, controller, and general counsel, respectively, each acting individually, as the undersigned true and lawful attorney in fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to prepare, execute, acknowledge, deliver, and file Forms 3, 4, and 5 including any amendments thereto with respect to the securities of Regions Financial Corporation, a Delaware corporation the Company, required to be filed with the United States Securities and Exchange Commission, any national securities exchanges, and the Company pursuant to
Section 16a of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time the Exchange Act seek or obtain, as the undersigned representative and on the undersigned behalf, information on transactions in the Company securities from any third party, including brokers and employee benefit plan administrators and trustees, and the undersigned hereby authorizes and approves any such release of information, and perform any and all other acts which in the discretion of such attorney in fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that
this Limited Power of Attorney authorizes, but does not require, each such attorney in fact to act in his discretion on information provided to such attorney in fact without independent verification of such information,any documents prepared and or executed by each such attorney in fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney in fact, in his or her discretion, deems necessary or desirable, neither the Company nor any of such attorneys in fact assumes, any liability for the undersigneds responsibility to comply with the requirement of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any obligation or liability of the undersigned for profit disgorgement under
Section 16b of the Exchange Act and this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney in fact of for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney in fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 11th day of November, 2006.

/s/DON DEFOSSET
Signature


STATE OF FLORIDA
COUNTY OF COLLIER

On this 11th day of November, 2006, Don DeFosset personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


/s/VICTOR R. TOMMARCHI
Notary Public
My Commission Expires April 11, 2010